Exhibit 10.28

Loan Agreement

Debtor: Inner Mongolia Jin Ma Hotel LLC.

Business License No.: 150103000011489

Legal Representative: Yang Liankuan

Address: No. 31 South Tongdao Road Huimin District, Inner Mongolia, P.R.C.  010050

Phone number: (86)-471-339-7019

Creditor: Hohhot Jingu Rural Cooperative Bank, Yuquan Branch

Person in charge: Wang Zaizai

Address: 200 meters south to Nanchafang, on West Avenue, Inner Mongolia, P.R.C. 010030

Phone number: (86)-471-596-6362

This agreement is enacted based on state laws and regulations after the cordial negotiation between the creditor and the debtor. It specifies the rights and obligations of two parties as followings:

Article I:  Debt usage:  The loan amount will be used for hotel decoration, betterment and so on.

Article II:  The amount of loan:  RMB 30 million

Article III:  loan period:  from June 2, 2011 to June 1, 2014

Article IV:  The following requirements should be met before the debtor receives the loan amount:

1.	All of the requirements under this agreement should be satisfied. Otherwise, the creditor has right to cancel the loan agreement.

2.	The requirement for first part of loan amount:

2.1	Only after creditor has confirmed that debtor has met the following conditions, the debtor can apply for first part of loan amount.

2.2	The Board resolution and shareholders resolution from debtor.

2.3	The material business documents related with this agreement

2.4	The Board resolution and shareholders resolution from guarantor

2.5	The related documents from governmental organizations

2.6	The debtor should provide necessary documents required by creditor

2.7	The required guarantee agreement has been signed and become effective.

2.8	The debtor has opened a bank account as required by this agreement.

Article V:  proceeds and repayments plan

1.

The debtor has right to adjust the proceeds from the loan every year. If debtor decides to get the proceeds from the loan, debtor should make a writing notice in advance of the agreed proceeding date of 30 days.

2.	The debtor should repay the loan in according to the following schedule and the repayments should be made three business days earlier than the agreed repayment dates.

Repayment date	Repayment amount
June 2012	RMB 1 million
June 2013	RMB 2 million
December 2013	RMB 2 million
April 2014	RMB 5 million
June 1, 2014	RMB 20 million

Article VI:

The monthly interest rate is based on the benchmark interest rate of PRC. of 5.33333‰ multiplied by 2.55. Namely, the monthly interest rate is 1.36%.

1.

If interest rate has been adjusted by People’s Bank of China in the first year of the loan period, the monthly interest rate will remain as 1.36%. If loan period is more than one year, then the interest rate after the first year should be calculated in according to abovementioned method beginning in the first day of following year.

2.	If the new interest rate is adjusted by People’s Bank of China, which is different from the original interest rate, then the creditor has no obligation to inform the debtor.

3.	The interest will be paid on 20th of each month.

Bank account opening and account in custody

1.	The debtor should open a bank account and the loan proceeds and repayments should be handled by this account.

The account name: Inner Mongolia Jin Ma Hotel LLC.

The account No.: 0203501220000000023192

The debtor should deposit the following into this account:

1.	The capital

2.	The capital and other

3.	Other funds related to the loan, but not limited to operating income, loan repayments and interest

Article VII: Repayment method

1.	The debtor should notice the creditor about the related process and usage of loan based on the related process

2.	There are two ways for repayments: either from the creditor’s trustee or from debtor

Article VIII: Guarantee:

1.	Method of collateral: the following specifies collateral method: This agreement is the primary agreement enacted between the guarantor of Inner Mongolia Jin Ma Hotel LLC. and the creditor.

2.

If anything was occurred which may influence or lead to the debtor’s or guarantor’s disability for execution of its obligations, or if the guarantee agreement become void or been terminated, or if the debtor or guarantor’s financial situation become worsen and involved into significant arbitration, the creditor has right to require the debtor to provide new guarantee or change guarantor in order to execute its duly obligations.

Article VX: The rights and obligations of the debtor:

1.	The debtor has right to receive the principal and use the principal.

2.	The debtor has right to require the creditor to keep the loan agreement and the debtor’s business information confidential.

3.

The debtor should repay the principal and interest on agreed date. If the debtor needs extension for repayment, it should make notice, in writing, in advance of the agreed repayment date of 15 days and sign the extension contract after agreed by the creditor.

4.

The debtor should inform the creditor and repay the principal and interest if following was happened: business type or ownership of Inner Mongolia Jin Ma Hotel LLC has been changed or contract which would influence Jin Ma Hotel LLC’s financial situation or business has been signed, etc.

5.

If the following was happened, the debtor should inform the creditor, in writing, within 7 business days and the debtor should make sure to repay the debt in advance: out of business, registration and business license revoked, the legal representative involved into illegal events or being sued or arbitrated, business deteriorated or finance situation worsened, name, articles of incorporation, legal representative or business scope changed.

Article X: The rights and obligations of the creditor

1.

The creditor has the right to supervise and check the debtor’s business operation and financial situation and require the debtor to provide necessary documents, information and materials related to its finance.

2.

If the debtor did not fulfill its repayment obligation, or avoid the creditor’s supervision, or even has material breaches of contract, the creditor has right to disclose its breaching behavior in public.

3.	The creditor should send the principal to the debtor as agreed.

Article XI: Repayment made before agreed maturity date

If the debtor wants to repay the loan in advance, it should get the approval from the creditor.

Article XII: Breach of contract

1.	Once the contract become effective, two parties should fully fulfill their own obligations. If any party cannot fully execute the contract, it should be liable for the breach of contract.

2.	If the creditor cannot send the principal to the debtor as agreed and cause any loss to the debtor, the creditor should pay the liquidated damages.

3.	If the debtor cannot repay the loan as agreed, the creditor has right to charge for penalty and additional interest.

4.

If the debtor did not use the loan as agreed, the creditor has right to require the repayment of the loan prior the agreed maturity date or disclose the contract in public, and has right to charge for penalty and interest for the misused loan amount.

5.	If guarantor breach the guarantee contract, the creditor has right to stop sending the loan amount to the debtor and require the repayment of loan amount prior to the agreed maturity date.

Article XIII: The effectiveness, amendment or termination of the contract:

1.	This loan contract will become effective after it has been signed and stamped by two parties’ representative.

2.

Neither the debtor nor the creditor has the right to amend or terminate the contract once it becomes effective. If it is necessary to amend or terminate the contract, either party should inform the other in writing and reach related agreement after cordial negotiation.

3.

This agreement is duplicated into four copies and all of the four copies have the same effective binding force. The debtor, creditor, notary party and real estate department organization will own one, respectively.

4.	This agreement will be effective once being notarized.

Seal:

Debtor: Inner Mongolia Jin Ma Hotel LLC.

Legal Representative: Yang Liankuan

Creditor: Hohhot Jingu Rural Cooperative Bank

Legal Representative: Wang Zaizai

Date: June 2, 2011